UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1 )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CARDINAL BANKSHARES CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Explanatory Note

The purpose of this amendment to the definitive proxy statement (“Proxy Statement”) of Cardinal Bankshares Corporation filed with the Securities and Exchange Commission on March 25, 2011, is to correct the information provided on page 4 of the Proxy Statement under the heading “Election of Directors” and on page 7 under the heading “Designation of Independent Auditors.” The statement “The Board Unanimously Recommends a Vote “For” the Approval of the Amendment to the Articles of Incorporation” under the heading “Election of Directors,” should be eliminated. The information under the heading “Designation of Independent Auditors,” should be replaced with the following:

For the year ending December 31, 2011 the Audit Committee of the Board of Directors has selected Hess, Stewart & Campbell, PLLC, an independent public accounting firm, to perform the audit of the Company’s financial statements and its internal controls over financial reporting.

Hess, Stewart & Campbell, PLLC acted as the Company’s independent registered public accountants for the year ending December 31, 2010 as well. A representative of Hess, Stewart & Campbell, PLLC will be present at the annual meeting, have an opportunity to make a statement if so desired and will be available to answer questions.

CHANGES TO THE CARDINAL BANKSHARES CORPORATION

2011 PROXY AND ADDENDUM

1.	On page 4, in the Section captioned “Election of Directors,” the statement, “The Board Unanimously Recommends a Vote “For” the Approval of the Amendment to the Articles of Incorporation” is eliminated.

2.	On page 7, the Section captioned “Designation of Independent Auditors” is replaced entirely with the following:

For the year ending December 31, 2011 the Audit Committee of the Board of Directors has selected Hess, Stewart & Campbell, PLLC, an independent public accounting firm, to perform the audit of the Company’s financial statements and its internal controls over financial reporting.

Hess, Stewart & Campbell, PLLC acted as the Company’s independent registered public accountants for the year ending December 31, 2010 as well. A representative of Hess, Stewart & Campbell, PLLC will be present at the annual meeting, have an opportunity to make a statement if so desired and will be available to answer questions.